Exhibit 23.2
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1999, with respect to the consolidated financial statements of Implant Innovations International Corporation included in the Joint Proxy Statement/Prospectus of Implant Innovations International Corporation and Biomet, Inc. which is made part of the Registration Statement (Form S-4) dated October 13, 1999 for the registration of shares of Biomet, Inc. common stock.


                                                  /s/Ernst & Young LLP



West Palm Beach, Florida
October 8, 1999